EXHIBIT 24.1

                            CONSENT OF COUNSEL

     We hereby consent to the use of our name wheresoever set forth in this Registration Statement (SB-2).



                    /s/ Hollenberg Levin Solomon Ross Belsky & Daniels, LLP
                    -------------------------------------------------------
                        Hollenberg Levin Solomon Ross Belsky & Daniels, LLP

Garden City, New York
January 22, 1996